Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated July 3, 2007, accompanying the financial statements and schedules included in the Annual Report of Hanesbrands Inc. Hourly Retirement Savings Plan of Puerto Rico on Form 11-K for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Hanesbrands Inc. on Form S-8 (File No. 333-137143, effective September 6, 2006).
/s/ GRANT THORNTON LLP
Greensboro, North Carolina
July 3, 2007